                            AMENDED AND RESTATED

                           PARTICIPATION AGREEMENT

                                By and Among

                     THIRD AVENUE VARIABLE SERIES TRUST

                                     And

                         THIRD AVENUE MANAGEMENT LLC

                                     And

                 AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

                                     And

                         IDS LIFE INSURANCE COMPANY

      THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT ("Agreement"), made and entered into as of this 12th day of October, 2006 by and among the following parties:

      o AMERICAN ENTERPRISE LIFE INSURANCE COMPANY ("American Enterprise Life"), an Indiana life insurance company, on its own behalf and on behalf the separate accounts set forth on Schedule 1 hereto as may be amended from time to time by mutual consent (each such account referred to as an "Account");

      o IDS LIFE INSURANCE COMPANY ("IDS Life"), a Minnesota life insurance company, on its own behalf and on behalf of the separate accounts set forth on Schedule 1 hereto as may be amended from time to time by mutual consent (each such account referred to as an "Account");

      (Each of American Enterprise Life Insurance Company and IDS Life Insurance Company, are also hereinafter individually referred to as a "Company")

      o THIRD AVENUE VARIABLE SERIES TRUST, an open-end management investment company organized under the laws of Delaware (the "Fund"); and,

      o THIRD AVENUE MANAGEMENT LLC, a limited liability company organized under the laws of Delaware (the "Adviser").

WHEREAS, the Fund was established for the purpose of serving as the investment vehicle for insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies that have entered into participation agreements with the Fund and the Adviser (the "Participating Insurance Companies"), and

WHEREAS, beneficial interests in the Fund currently consist of one series of shares representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund has received an order from the Securities & Exchange Commission (the "SEC") granting Participating Insurance Companies and their separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and certain qualified pension and retirement plans outside of the separate account context (the "Exemptive Order"); and

WHEREAS, the Company has registered or will register certain variable annuity contracts and/or variable life insurance policies (the "Contracts") under the 1933 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the portfolios named in Schedule 2 to this Agreement, as may be amended from time to time, (the "Portfolios") on behalf of the Account to fund the Contracts; and

WHEREAS, under the terms and conditions set forth in this Agreement, the Adviser desires to make shares of the Fund available as investment options under the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE A.  AMENDMENT AND RESTATEMENT; FORM OF AGREEMENT
            --------------------------------------------

A.1 The Fund and the Adviser acknowledge the planned merger of American Enterprise Life with and into IDS Life (the "Merger") and the "intact transfer" ("Transfer") of the Accounts of American Enterprise Life to IDS Life by operation of law and incident to the Merger, on December 31, 2006 at 10:59:59 p.m. Central Time ("Effective Time"), subject to all necessary regulatory approvals being obtained in connection with the Merger and the Transfer, and the re-naming of IDS Life to RiverSource Life Insurance Company simultaneously with the Merger. On and after the Effective Time, all references in this Agreement and its Schedules to American Enterprise Life and to IDS Life Insurance Company and to Company shall mean and refer to RiverSource Life Insurance Company. The Fund and the Adviser consent to the transfer of the rights and obligations of American Enterprise Life under this Agreement to IDS Life Insurance Company at the Effective Time of the Merger.

A.2. This Agreement shall amend and supersede the following agreements as of the date stated above among the parties to this Agreement with respect to all investments by each Company and its Accounts prior to the date of this Agreement, as though identical separate agreements had been executed by the parties hereto on the dates as indicated below:

      (a) Participation Agreement dated June 5, 2002 by and among American Enterprise Life, the Fund and the Adviser; and,

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      (b)   Participation Agreement dated June 5, 2002 by and among IDS
            Life, the Fund and the Adviser.

      In addition, the foregoing parties hereby amend and restate their agreements as set forth herein in contemplation of the Transfer of the Accounts of American Enterprise Life to IDS Life on December 31, 2006 incident to the Merger. Although the parties have executed this Agreement in this form for administrative convenience, this Agreement shall create a separate participation agreement with each Company until the Effective Time of the Merger.

ARTICLE I.  SALE AND REDEMPTION OF FUND SHARES
            ----------------------------------

1.1. The Fund will sell to the Company those shares of the Portfolios that each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund (or its agent). Shares of a particular Portfolio of the Fund will be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Board of Trustees of the Fund (the "Fund Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2. The Fund will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Fund (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Fund.

1.3. For purposes of Sections 1.1 and 1.2, the Fund hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company will constitute receipt by the Fund provided that: (a) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus; and (b) the Fund receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.4. The Company will pay for a purchase order on the same Business Day as the Fund receives notice of the purchase order in accordance with
      Section 1.3. The Fund will pay for a redemption order on the same Business Day as the Fund receives notice of the redemption order in accordance with Section 1.3 and in the manner established from time to time by the Fund, except that the Fund reserves the right to suspend payment consistent with Section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act") and any rules thereunder. In any event, absent extraordinary circumstances specified in Section 22(e) of the 1940 Act, the Fund will make such payment within five (5) calendar days after the date the redemption order is placed in order to enable the Company to pay redemption proceeds within the time specified in
      Section 22(e) of the 1940 Act or such shorter period of time as may be required by law. All payments will be made in federal funds transmitted by wire or other method agreed to by the parties.

1.5. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.6. The Fund will furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.7. The Fund will make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 5:30 p.m. Central Time, but in no event later than 6:00 p.m. Central Time each Business Day. The Fund will notify the Company as soon as possible if it is determined that the net asset value per share will be available after 6:00 p.m. Central Time on any Business Day, and the Fund and the Company will mutually agree upon a final deadline for timely receipt of the net asset value on such Business Day.

1.8. Any material errors in the calculation of net asset value, dividends or capital gain information will be reported immediately upon discovery to the Company. An error will be deemed "material" based on the Fund's interpretation of the SEC's position and policy with regard to materiality, as it may be modified from time to time. If the Company is provided with materially incorrect net asset value information, the Company will be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Neither the Fund, the Adviser nor any of their affiliates will be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by or on behalf of the Company to the Fund or the Adviser.

1.9. The Fund agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Fund shares purchased by the Company will be used only for the purposes of funding the Contracts and Accounts listed in Schedule 1, as amended from time to time.

1.10. The Fund agrees that all Participating Insurance Companies will have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 3.4 and Article IV of this Agreement.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES
             ------------------------------

2.1.  The Company represents and warrants that:

      (a) it is an insurance company duly organized and in good standing under applicable law;

      (b) it has legally and validly established or will legally and validly establish each Account as a separate account under applicable state law;

      (c) it has registered or will register to the extent necessary each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts;

      (d) it has filed or will file to the extent necessary the Contracts' registration statements under the Securities Act of 1933 (the "1933 Act") and these registration statements will be declared effective by the SEC prior to the sale of any Contracts;

      (e) the Contracts will be filed and qualified and/or approved for sale, as applicable, under the insurance laws and regulations of the states in which the Contracts will be offered prior to the sale of Contracts in such states; and

      (f) it will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law, but in any event it will maintain a current effective Contracts' and Account's registration statement for so long as the Contracts are outstanding unless the Company has supplied the Fund with an SEC no-action letter, opinion of counsel or other evidence satisfactory to the Fund's counsel to the effect that maintaining such registration statement on a current basis is no longer required.

2.2. The Company represents and warrants that the Contracts are intended to be treated as annuity or life insurance contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3.  The Fund represents and warrants that:

      (a) it is duly organized and validly existing under applicable state law;

      (b) it has registered with the SEC as an open-end management investment company under the 1940 Act;

      (c) Fund shares of the Portfolios offered and sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law;

      (d) it is and will remain registered under the 1940 Act for as long as such shares of the Portfolios are sold;

      (e) it will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares;

      (f) it expects to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future; and

      (g) it will register and qualify the shares of the Portfolios for sale in accordance with the laws of the various states to the extent deemed advisable by the Fund. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies, objectives and restrictions) complies with the insurance laws and regulations of any state. The Fund and the Adviser agree that they will furnish the information required by state insurance laws and requested by the Company so that the Company can obtain the authority needed to issue the Contracts in the various states.

2.4. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Fund Board, a majority of whom are not "interested" persons of the Fund, formulate and. approve any plan under Rule 12b-1 to finance distribution expenses.

2.5. The Fund and the Adviser represent and warrant that they will invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable annuity contracts and variable life insurance policies under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and the Adviser further represent and warrant that they will comply with Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or

      Regulation. In the event of a breach of this representation and warranty by the Fund and/or the Adviser, they will take all reasonable steps:

      (a)   to notify the Company of such breach; and

      (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

2.6.  The Adviser represents and warrants that:

      (a) it is and will remain duly registered under all applicable federal and state securities laws; and

      (b) it will perform its obligations for the Fund in accordance with applicable state and federal securities laws and that it will notify the Company promptly if for any reason it is unable to perform its obligations under this Agreement.

2.7. Each party represents and warrants that, as applicable, all of its directors, officers, employees, investment advisers, and other individual entities having access to the funds and/or securities of the Fund are and will continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.8. The parties to this Agreement represent and warrant that they shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations will share information with each other about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with
      Section 314(b) of the USA PATRIOT ACT. Each Company represents and warrants that its AML Program includes written policies and procedures regarding the (i) verification of the identity of its customers and potential customers who seek to purchase a Contract and the source of such customers' funds to be applied to the Contract, and (ii) reporting of any suspicious transactions in a customer's Contract with the Company. Each Company agrees to cooperate with the Fund to satisfy the Fund's AML due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure its compliance with the AML regulations. Each Company will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Fund with any requested information about any Contract owner and his or her investment in the Fund through the Contract in the event that the Fund requests such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

2.9. The Company acknowledges the Fund has adopted policies and procedures reasonably designed to prevent frequent or excessive purchases, exchanges and redemptions of the shares of Portfolios in quantities great enough to disrupt orderly management of the corresponding investment portfolio. These policies are disclosed in the Fund's current prospectus.

      The Fund acknowledges that the Company, on behalf of its Accounts, has adopted policies and procedures reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Accounts including those investing in Portfolios available as investment options under the Contracts. These policies are described in the current prospectuses of the Accounts through which the Contracts are offered.

      The Company will cooperate with the Fund's reasonable requests in taking steps to deter and detect such transfers by any Contract owner. Subject to applicable law and the terms of each Contract, the Company will provide promptly upon request by the Fund, directly or through its designee, the following information:

            o the Taxpayer Identification Number of all Contract owners that purchased, redeemed, transferred, or exchanged shares of a Fund held under a Contract; and,

            o the amount and dates of such Contract owners purchases, redemptions, transfers and exchanges in subaccounts available under the Contract which invest in shares of any Fund.

      Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

      Company agrees to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than ten (10) Business Days, after receipt of a request. If the requested information is not on the Company's books and records, Company agrees to use reasonable efforts to: (i) promptly obtain and transmit the requested information; (ii) obtain assurances from the Contract owner that the requested information will be provided directly to the Fund promptly; or (iii) if directed by the Fund, block further purchases of Fund shares from such Contract owner. In such instance, Company agrees to inform the Fund whether it plans to perform (i), (ii) or (iii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

      The Fund agrees that all information received from the Company under this Section 2.9 is subject to the confidentiality standards set forth in Section 9.2 of this Agreement.

      Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of subaccounts available under the Contract which invest in shares of the Fund by a Contract owner that has been identified by the Fund as having engaged in transactions in the Fund's shares (directly or indirectly through the Company's Account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

      Instructions must include the TIN and the specific restriction(s) to be executed. If the TIN is not known, the Fund or its designee will contact the Company and the Company will again provide the Fund with the TIN.

      Company agrees to execute instructions as soon as reasonably practicable, but not later than seven (7) Business Days after receipt of the instructions by the Company.

      Company must provide written confirmation to the Fund that instructions have been executed. Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten
      (10) Business Days after the instructions have been executed.

      When the Fund or its designee has given the Company a written instruction pursuant to this Section 2.9 to restrict or prohibit further purchases by a Contract owner of the Fund's shares, the Fund or its designee may request and the Company will provide the Fund or its designee with the name or other identifier of any investment professional who is listed on the Company's records as the agent of record for the restricted Contract if the investment professional is employed by a broker dealer affiliate of the Company. If the restricted Contract was sold by a broker dealer firm unaffiliated with the Company, the Company will provide the Fund or its designee with the name of the selling broker dealer firm.

      The parties shall negotiate in good faith such additional terms and conditions regarding implementation of the foregoing obligations of the parties under Rule 22c-2 as any party may wish to address.

ARTICLE III.  OBLIGATIONS OF THE PARTIES
              --------------------------

3.1. The Fund will prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund will bear the costs of registration and qualification of its shares, preparation and filing of documents listed in this Section 3.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares. In the event that the Fund initiates (i) a reorganization as defined by
      Section 2 of the 1940 Act of the Fund or a Portfolio, or (ii) a change in the name of the Fund or a Portfolio, the Fund or its designee shall reimburse the Company for the Company's reasonable internal and out-of-pocket costs associated with the aforementioned actions. The Company agrees to use its best efforts to minimize any costs incurred under this Section and shall provide the Fund or its designee with acceptable documentation of any such costs incurred.

3.2. At the option of the Company, the Fund will either: (a) provide the Company with as many copies of the Fund's current prospectus, statement of additional information, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company will reasonably request; or (b) provide the Company with a camera-ready copy, computer disk or other medium agreed to by the parties of such documents in a form suitable for printing. The Fund will bear one-half of the cost of typesetting and printing such documents and of distributing such documents to existing Contract owners, with the Company bearing the remainder of the cost. To the extent that such documents for the Fund are printed in combination with such documents for other funds, the Fund will bear its pro-rata share of the cost of typesetting, printing and distributing such combined document. The Company will bear the cost of distributing all such documents to prospective Contract owners and applicants as required. The fund will provide written instruction to all Participating Insurance Companies including Company each time the Fund amends its current Prospectus, directing the Participating Insurance Companies as to whether the amendment or supplement is to be provided (a) immediately to Contract owners who have Contract value allocated to a Portfolio or (b) is to be held and combined with another Fund or Contract related mailing as permitted by applicable federal securities laws. The Fund agrees that the instruction it gives Company in each instance will be identical to the instruction it provides other Participating Insurance Companies.

3.3.  The Fund, at its expense, either will:

      (a) distribute its proxy materials directly to the appropriate Contract owners; or

      (b) provide the Company or its mailing agent with copies of its proxy materials in such quantity as the Company will reasonably require and the Company will distribute the materials to existing Contract owners and will bill the Fund for the reasonable cost of such distribution. The Fund will bear the cost of tabulation of proxy votes.

3.4.  If and to the extent required by law the Company will:

      (a) provide for the solicitation of voting instructions from Contract owners;

      (b) vote the shares of the Portfolios held in the Account in accordance with instructions received from Contract owners; and

      (c) vote shares of the Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Portfolio for which instructions have been received from the Company's Contract owners;

      so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the SEC may interpret
      Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

3.6. The Company will prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, prospectuses and statements of additional information of the Contracts. The Company will bear the cost of registration and qualification of the Contracts and preparation and filing of documents listed in this Section 3.6. The Company also will bear the cost of typesetting, printing and distributing the documents listed in this Section 3.6 to existing and prospective Contract owners.

3.7. The Company will furnish, or will cause to be furnished, to the Fund or the Adviser, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its use. No such material will be used if the Fund or the Adviser reasonably objects to such use within five (5) Business Days after receipt of such material.

3.8. The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for Fund shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund or the Adviser for distribution, or in sales literature or other material provided by the Fund or by the Adviser, except with permission of the Fund or the Adviser. The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis. Nothing in this
      Section 3.8 will be construed as preventing the Company or its employees or agents from giving advice on investment in the Fund.

3.9. The Fund or the Adviser will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or an Account is named, at least ten (10) Business Days prior to its use. No such material will be used if the Company reasonably objects to such use within five (5) Business Days after receipt of such material.

3.10. The Fund and the Adviser will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

3.11. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or the NASD.

3.12. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC or the NASD.

3.13. For purposes of this Article III, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical), radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

3.14. The Fund and the Adviser hereby consent to the Company's use of the name Third Avenue Funds in connection with marketing the Contracts, subject to the terms of Sections 3.7 and 3.8 of this Agreement. Such consent will terminate with the termination of this Agreement.

3.15. The Adviser will be responsible for calculating the performance information for the Fund. The Company will be responsible for calculating the performance information for the Contracts. The Fund and the Adviser agree to provide the Company with performance information for the Fund on a timely basis to enable the Company to calculate performance information for the Contracts in accordance with applicable state and federal law.

ARTICLE IV.  POTENTIAL CONFLICTS
             -------------------

4.1. Subject to Section 4.2 of this Agreement, the Fund Board will monitor the Fund for the existence of any irreconcilable material conflict among the interests of the contract owners of all separate accounts investing in the Fund, An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Fund Board will promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof. A majority of the Fund Board will consist of persons who are not "interested" persons of the Fund.

4.2. The Company will report any potential or existing conflicts of which it is aware to the Fund Board. The Company agrees to assist the Fund Board in carrying out its responsibilities, as delineated in the Exemptive Order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever Contract owner voting instructions are to be disregarded. The Fund Board will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a conflict.

4.3. If it is determined by a majority of the Fund Board, or a majority of its disinterested directors, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions, and such disregard of voting instructions could conflict with the majority of contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company maybe required, at the Fund's election, to withdraw the affected subaccount of the Account's investment in the Fund and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Adviser and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

4.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the affected subaccount of the Accounts investment in the Fund and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Adviser and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

4.6. For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested members of the Fund Board will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company will not be required by this Article IV to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict.

4.7. The Company will at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board may fully carry out the duties imposed upon it as delineated in the Exemptive Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Fund Board.

4.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 4.1, 4.2, 4.3, 4.4, and 4.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE V.  INDEMNIFICATION
            ---------------

5.1.  Indemnification By The Company
      ------------------------------

      (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, and each person, if any, who controls or is associated with the Fund or the Adviser within the meaning of such terms under the federal securities laws (but not any Participating Insurance Companies) and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 5.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

            (1) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser or the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

            (2) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Fund or Adviser in writing by or on behalf of the Company or persons under its control; or

            (3) arise out of or are based on any wrongful conduct of, or violation of applicable federal or state law by, the Company or persons under its control or subject to its authorization, with respect to the purchase of Fund shares or the sale, marketing or distribution of the Contracts; or

            (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement including, but not limited to, a material mistake in calculating the performance information for the Contracts which causes losses to the Adviser or material mistakes it makes in reproducing performance information for the Fund in accordance with Section 3.15 of this Agreement; or

            (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company or persons under its control or subject to its authorization; except to the extent provided in Sections 5.1(b) and 5.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

      (b) No party will be entitled to indemnification under Section 5.1(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

      (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

5.2.  Indemnification By The Adviser
      ------------------------------

      (a) The Adviser agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 5.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

            (1) arise out of or arc based on any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material produced by the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

            (2) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Contract registration statement, prospectus or statement of additional information or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Adviser or persons under its control; or

            (3) arise out of or are based on any wrongful conduct of, or violation of applicable federal and state law by, the Adviser or the Fund or persons under their respective control or subject to their authorization with respect to the sale of Fund shares; or

            (4) arise as a result of any failure by the Fund, the Adviser or persons under their respective control or subject to their authorization to provide the services and furnish the materials under the terms of this Agreement including, but not limited to, a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Section 2.5 of this Agreement; a material mistake in calculating the performance information for the Fund which causes losses to the Company or material mistakes it makes in reproducing performance information for the Contracts in accordance with Section 3.15 or this Agreement; or any material errors in or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate (referred to in this Section 5.2(a)(4) as an "error"); provided, that the foregoing will not apply where such error is the result of incorrect information supplied by or on behalf of the Company to the Fund or the Adviser, and will be limited to (i) reasonable administrative costs necessary to correct such error, and
                  (ii) amounts which the Company has paid out of its own resources to make Contract owners whole as a result of such error; or

            (5) arise out of or result from any material breach of any representation and/or warranty made by the Adviser or the Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser or the Fund or persons under their respective control or subject to their authorization;

            except to the extent provided in Sections 5.2(b) and 5.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

      (b) No party will be entitled to indemnification under Section 5.2(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

      (c) The Indemnified Parties will promptly notify the Adviser and the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

5.3.  Indemnification by the Fund
      ---------------------------

      (a) To the extent, and only to the extent of proceeds of any applicable insurance coverage of the Fund, the Fund agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 5.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Fund and:

            (1) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material produced by the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of Fund shares; or

            (2) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Contract registration statement, prospectus or statement of additional information or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Fund or persons under its control; or

            (3) arise out of or are based on any wrongful conduct of the Fund or its Fund Board or officers with respect to the sale of Fund shares; or

            (4) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement including, but not limited to, a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Section 2.5 of this Agreement; a material mistake in calculating the performance information for the Fund which causes losses to the Company or material mistakes it makes in reproducing performance information for the Contracts in accordance with Section 3.15 or this Agreement; or any material errors in or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate (referred to in this Section 5.3(a)(4) as an "error"); provided, that the foregoing will not apply where such error is the result of incorrect information supplied by or on behalf of the Company to the Fund or the Adviser, and will be limited to
                  (i) reasonable administrative costs necessary to correct such error, and (ii) amounts which the Company has paid out of its own resources to make Contract owners whole as a result of such error; or

            (5) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the Fund or persons under its control or subject to its authorization;

            except to the extent provided in Sections 5.3(b) and 5.4 hereof.

      (b) No party will be entitled to indemnification under Section 5.3(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

      (c) The indemnified Parties will promptly notify the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

5.4.  Indemnification Procedure
      -------------------------

      Any person obligated to provide indemnification under this Article V ("Indemnifying Party" for the purpose of this Section 5.4) will not be liable under the indemnification provisions of this Article V with respect to any claim made against a party entitled to indemnification under this Article V ("Indemnified Party" for the purpose of this Section 5.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article V, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this
      Article V. The indemnification provisions contained in this Article V will survive any termination of this Agreement.

5.5.  Limitation of Liability
      -----------------------

      Except as expressly stated herein, as between the parties, in no event will any party to this Agreement be responsible to any other party for any incidental, indirect, consequential, punitive or exemplary damages of any kind arising from this Agreement, including without limitation, lost revenues, loss of profits or loss of business.

5.6.  Arbitration
      -----------

      Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Title 9 of the U.S. Code. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The number of arbitrators will be three, one of whom will be appointed by the Company or an affiliate; one of whom will be appointed by the Fund and/or the Adviser or an affiliate; and the third of whom will be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the administering authority. The place of arbitration will be Minneapolis, Minnesota or New York, New York. The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Any party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Any party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

ARTICLE VI.  APPLICABLE LAW
             --------------

6.1. This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Minnesota.

6.2. This Agreement will be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934 and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE VII.  TERMINATION
              -----------

7.1.  This Agreement will terminate:

      (a) at the option of any party, with or without cause, with respect to some or all of the Portfolios, upon sixty (60) days' advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; (b) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Portfolio if shares of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company, or

      (b) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

      (c) at the option of the Fund, upon receipt of the Fund's written notice by the other parties, upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

      (d) at the option of the Company, upon receipt of the Company's written notice by the other parties, upon institution of formal proceedings against the Fund or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, regarding the Fund's or the Adviser's duties under this Agreement or related to the sale of Fund shares or the administration of the Fund, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's or the Adviser's ability to perform its obligations under this Agreement; or

      (e) at the option of the Company, upon receipt of the Company's written notice by the other parties, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or

      (f) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to any Portfolio if the Fund fails to meet the diversification requirements specified in Article VII hereof or if the Company reasonably and in good faith believes the Fund may fail to meet such requirements; or

      (g) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or

      (h) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of: (i) all contract owners of variable insurance products of all separate accounts; or (ii) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article IV of this Agreement; or

      (i) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

7.2. Notwithstanding any termination of this Agreement, the Fund and the Adviser will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Portfolios (as in effect on such date), redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 7.2 will not apply to any terminations under
      Article IV and the effect of such Article IV terminations will be governed by Article IV of this Agreement.

7.3. The provisions of Article V will survive the termination of this Agreement and as long as shares of the Fund are held under Existing Contracts in accordance with Section 7.2, the provisions of this Agreement will survive the termination of this Agreement with respect to those Existing Contracts.

ARTICLE VIII.  NOTICES
               -------

Any notice will be deemed duly given when sent by registered or certified mail (or other method agreed to by the parties) to each other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

      If to the Company:

      American Enterprise Life Insurance Company
      IDS Life Insurance Company
      1765 Ameriprise  Financial Center
      Minneapolis, MN  55474
      ATTN: Vice President

      With a copy to:

      Riversource Distributors, Inc.
      50607 Ameriprise Financial Center
      Minneapolis, MN  55474
      ATTN: Vice President and Group Counsel

      If to the Fund:

      Third Avenue Variable Series Trust
      767 Third Avenue
      New York, NY  10017
      ATTN: General Counsel


      If to the Adviser:

      Third Avenue Management LLC
      767 Third Avenue
      New York, NY  10017
      ATTN: General Counsel

ARTICLE IX.  MISCELLANEOUS
             -------------

9.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the directors, trustees, officers, partners, employees, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

9.2.  Use and Disclosure of Confidential Information
      ----------------------------------------------

      Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this
      Agreement:

      (a) Confidential Information includes without limitation all information of the Company or its subsidiaries, affiliates, or licensees; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

      (b) Neither the Fund nor the Adviser may use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Fund and/or the Adviser as set forth in the Agreement, and agree to cause all employees, agents and representatives of the Fund and the Adviser, or any other party to whom the Fund and/or the Adviser may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

      (c) The Fund and the Adviser agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any of the customers of the Company or any of its subsidiaries, affiliates, or licensees; the Fund and the Adviser further agree to cause all agents, representatives or subcontractors of the Fund and the Adviser, or any other party to whom the Fund and/or the Adviser may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this paragraph.

9.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect,

9.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

9.5. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

9.6. This Agreement will not be assigned by any party hereto without the prior written consent of all the parties. The parties agree that the contemplated sale of an interest in the Adviser to Affiliated Management Group shall not constitute as assignment of this Agreement.

9.7. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

9.8. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

9.9. The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund or other applicable terms of this Agreement

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date specified above.



THIRD AVENUE VARIABLE SERIES              THIRD AVENUE MANAGEMENT LLC
TRUST


By: /s/ Vincent J. Dugan                  By: /s/ Vincent J. Dugan
    ----------------------------------    -----------------------------------
Name:   Vincent J. Dugan                  Name:   Vincent J. Dugan
Title:  CFO                               Title:  CFO


AMERICAN ENTERPRISE LIFE
INSURANCE COMPANY
IDS LIFE INSURANCE COMPANY                ATTEST:


By: /s/ Patrick H. Carey III              By: /s/ Betsy Hannum
    ----------------------------------    -----------------------------------
Name:   Patrick H. Carey III              Name:   Betsy Hannum
Title:  Vice President of each Company    Title:  Assistant Secretary of
                                                  each Company

                                 Schedule 1

                           PARTICIPATION AGREEMENT
                                By and Among
                     THIRD AVENUE VARIABLE SERIES TRUST
                                     And
                         THIRD AVENUE MANAGEMENT LLC
                                     And
                 AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                     And
                         IDS LIFE INSURANCE COMPANY

The following Accounts of IDS Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule 2:


      IDS LIFE VARIABLE ACCOUNT 10

      (Effective January 2, 2007: RiverSource Variable Account 10)



      IDS LIFE VARIABLE LIFE SEPARATE ACCOUNT

      (Effective January 2, 2007: RiverSource Variable Life Separate
      Account)



The following Accounts of American Enterprise Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule 2:

      AMERICAN ENTERPRISE VARIABLE ANNUITY ACCOUNT

      (Effective January 2, 2007: RiverSource Variable Annuity Account)

                                 Schedule 2

                           PARTICIPATION AGREEMENT
                                By and Among
                     THIRD AVENUE VARIABLE SERIES TRUST
                                     And
                         THIRD AVENUE MANAGEMENT LLC
                                     And
                 AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                     And
                         IDS LIFE INSURANCE COMPANY


  The Accounts shown on Schedule 1 may invest in the following Portfolios:

                        Third Avenue Value Portfolio